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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

    As independent engineering consultants, we hereby consent to the use of our Summary Reserve Report entitled "Summary Letter (for Inclusion in a Prospectus Included in a Registration Statement for Clayton Williams Energy, Inc. on Form S-2) of the Evaluation of Oil and Gas Reserves (1) to the Interests of Clayton Williams Energy, Inc. in Domestic Oil and Gas Properties and (2) to the Interests of Warrior Gas Company [a Subsidiary of Clayton Williams Energy, Inc.] in the Gataga Gas Unit No. 5A, Vermejo (Ellenburger) Field, Loving County, Texas, Effective July 1, 1996, for Disclosure to the Securities and Exchange Commission, Utilizing Aries Software, Williamson Project 6.8430" dated September 30, 1996 prepared for Clayton Williams Energy, Inc., and data extracted therefrom (and all references to our Firm, including any references as Experts) included in or made part of the Prospectus included in this Registration Statement on Form S-2.

                                     WILLIAMSON PETROLEUM CONSULTANTS, INC.

Houston, Texas
October 4, 1996